UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2020

CANCER GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35817	04-3462475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor

Rutherford, New Jersey 07070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (201) 528-9200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CGIX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Definitive Material Agreement

As previously reported, Cancer Genetics, Inc. (the “Company”) is party to the Securities Purchase Agreement, dated as of May 19, 2016, between the Company and the purchasers signatory thereto (the “May 2016 Purchase Agreement”) and the Securities Purchase Agreement, dated as of September 8, 2016, between the Company and the purchasers signatory thereto (the “September 2016 Purchase Agreement” and, collectively with the May 2016 Purchase Agreement, the “Purchase Agreements” and, each, a “Purchase Agreement”), pursuant to which the Company issued Common Stock purchase warrants of the Company with an Exercisability Date of November 25, 2016 (the “May 2016 Warrants”) and Common Stock purchase warrants of the Company with an Exercisability Date of March 14, 2017 (the “September 2016 Warrants” and, collectively with the May 2016 Warrants, the “Exchange Warrants”), respectively.

Amendment to Purchase Agreements

On November 20, 2020, the Company entered into Warrant Exchange and Amendment Agreements (the “Exchange Agreements”) with certain holders of Exchange Warrants (the “Holders”). Pursuant to the Exchange Agreements, the Holders agreed to amend each of the Purchase Agreements so that the Company will no longer be prohibited from effecting or agreeing to effect any Variable Rate Transactions (as defined in the Purchase Agreements).

Warrant Exchange

In addition, pursuant to the Exchange Agreements, the Company offered the Holders the opportunity to exchange in full all of their Exchange Warrants in exchange for 0.2 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) for each share of Common Stock issuable upon exercise of an Exchange Warrant being exchanged. Further, the Company agreed not to issue or agree to issue any Common Stock or Common Stock equivalents for a period of five trading days from the effective date of the Exchange Agreements, subject to certain exceptions. The Company expects to issue an aggregate of approximately 11,404 Exchange Shares pursuant to the Exchange Agreements.

The description of terms and conditions of the Exchange Agreements set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Exercise Agreement, which is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above with respect to the Exchange Shares is incorporated herein by reference. The Exchange Shares are being issued in a cashless exchange, exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of November 17, 2020, with the departure, on November 16, 2020, of M. Glenn Miles, the former Chief Financial Officer of the Company, John A. Roberts, the current President and Chief Executive Officer of the Company began serving as the Principal Financial Officer and Principal Accounting Officer of the Company. Mr. Roberts shall serve in such positions until his resignation or until a replacement is appointed by the Board of Directors.

The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K with respect to Mr. Roberts is set forth in the Company’s Annual Report on Form 10-K filed on May 29, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Warrant Exchange and Amendment Agreement, dated as of November 20, 2020, by and between Cancer Genetics, Inc. and the Holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

Dated: November 20, 2020	By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	Chief Executive Officer

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